Exhibit 10.8

NTL INCORPORATED

RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT, dated as of May 26, 2006, between NTL Incorporated, a Delaware corporation (the “Company”), and Neil R. Smith (the ”Executive”).

WHEREAS, the Company wishes to grant to the Executive, and the Executive wishes to accept from the Company, shares of common stock of the Company, par value $0.01 per share (the “Restricted Stock”), to be granted pursuant to the NTL Incorporated 2006 Stock Incentive Plan (the “Plan”);

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Grant of Restricted Stock.

The Company hereby grants to the Executive, and the Executive hereby accepts from the Company, 37,500 shares of Restricted Stock on the terms and conditions set forth in this Agreement. This Agreement is also subject to the terms and conditions set forth in the Plan. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

2.                                       Rights of Executive.

Except as otherwise provided in this Agreement, the Executive shall be entitled, at all times on and after the date that the shares of Restricted Stock are issued, to exercise all the rights of a stockholder with respect to the shares of Restricted Stock (whether or not the Transfer Restrictions thereon shall have lapsed), including the right to vote the shares of Restricted Stock and the right, subject to Section 6 hereof, to receive dividends thereon. Notwithstanding the foregoing, prior to the Lapse Date (as defined below), the Executive shall not be entitled to transfer, sell, pledge, hypothecate, assign, or otherwise dispose of or encumber, the shares of Restricted Stock (collectively, the “Transfer Restrictions”). The Executive hereby acknowledges that the Company may set policies from time to time on minimum stock holdings of its key executives and such policies, as in effect from time to time, may restrict transfers of vested shares by the Executive. The Executive agrees to comply with these policies and the Company’s insider trading policy as in effect from time to time.

3.                                       Vesting and Lapse of Transfer Restrictions.

3.1                                 The Transfer Restrictions on the Restricted Stock shall lapse and the Restricted Stock granted hereunder shall vest as follows:

(i)                                     as to 25,000 shares on April 15, 2008; and

(ii)                                  as to 12,500 shares on April 15, 2009

if the performance conditions set forth on Exhibit A hereto have been met.

3.2                                 Notwithstanding Section 3.1, upon the occurrence of an Acceleration Event, the Transfer Restrictions on all of the shares of Restricted Stock granted hereunder and then outstanding shall lapse and such shares of Restricted Stock shall vest.

4.                                       Escrow and Delivery of Shares.

4.1                                 Certificates representing the shares of Restricted Stock shall be issued and held by the Company in escrow and shall remain in the custody of the Company until their delivery to the Executive or the Executive’s estate as set forth in Section 4.2 hereof, subject to the Executive’s delivery of any documents which the Company in its discretion may require as a condition to the issuance of shares and the delivery of shares to the Executive or the Executive’s estate.

4.2                                 Certificates representing those shares of Restricted Stock in respect of which the Transfer Restrictions have lapsed pursuant to Section 3 hereof shall be delivered to the Executive as soon as practicable following the Lapse Date, provided that the Executive has satisfied all applicable Withholding Tax requirements with respect to the Restricted Stock.

4.3                                 The Executive may receive, hold, sell, or otherwise dispose of those shares delivered to the Executive pursuant to Section 4.2 free and clear of the Transfer Restrictions, but subject to compliance with all federal and state securities laws.

4.4                                 Prior to the Lapse Date, each stock certificate evidencing shares of Restricted Stock shall bear a legend in substantially the following form:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture, restrictions against transfer and rights of repurchase, if applicable) contained in the Restricted Stock Agreement (the “Agreement”) between the registered owner of the shares represented hereby and the Company. Release from such terms and conditions shall be made only in accordance with the provisions of the Agreement, a copy of which is on file in the office of the Secretary of NTL Incorporated.”

4.5                                 As soon as practicable following the Lapse Date, the Company shall issue new certificates in respect of the shares that have vested as of the Lapse Date which shall not bear the legend set forth in Section 4.4, which certificates shall be delivered in accordance with Section 4.2 hereof.

5.                                       Effect of Termination of Employment for any Reason.

Upon termination of the Executive’s employment with the Company and its Affiliates, if applicable, for any reason, the Executive shall forfeit the shares of Restricted Stock which are then subject to the Transfer Restrictions, and, from and after such forfeiture, such shares of Restricted Stock shall cease to be outstanding and the Executive shall have no rights with respect thereto; provided, that, if the Executive’s employment shall terminate after the end of a fiscal year of the Company and prior to the date of the determination as to whether the performance conditions applicable to such fiscal year have been met, the shares of Restricted Stock subject to vesting in respect of such fiscal year shall remain outstanding following the termination of the Executive’s employment and shall vest or be forfeited when such determination is made, in either case based on such determination.

6.                                       Voting and Dividend Rights.

All dividends declared and paid by the Company on shares of Restricted Stock shall be deferred until the lapsing of the Transfer Restrictions pursuant to Section 3 hereof (and shall be subject to forfeiture upon forfeiture of the shares of Restricted Stock as to which such deferred dividends relate). The deferred dividends shall be held by the Company for the account of the Executive. Upon the Lapse Date, the dividends allocable to the shares of Restricted Stock as to which the Transfer Restrictions have lapsed shall be paid to the Executive (without interest). The Company may require that the Executive invest any cash dividends received in additional Restricted Stock which shall be subject to the same conditions and restrictions as the Restricted Stock granted under this Agreement.

7.                                       No Right to Continued Employment.

Nothing in this Agreement shall be interpreted or construed to confer upon the Executive any right with respect to continuance of employment by the Company or any of its Affiliates, nor shall this Agreement interfere in any way with the right of the Company or any such Affiliate to terminate the Executive’s employment at any time.

8.                                       Withholding of Taxes.

The Executive shall pay to the Company, or the Company and the Executive shall agree on such other arrangements necessary for the Executive to pay, the applicable federal, state and local income taxes required by law to be withheld (the “Withholding Taxes”), if any, upon the vesting and delivery of the shares. The Company shall have the right to deduct from any payment of cash to the Executive an amount equal to the Withholding Taxes in satisfaction of the Executive’s obligation to pay Withholding Taxes.

9.                                       Modification of Agreement.

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

10.                                 Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

11.                                 Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof which might result in the application of the laws of any other jurisdiction.

12.                                 Successors in Interest; Transfer.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Executive’s heirs, executors, administrators and successors. All obligations imposed upon the Executive and all rights granted to the Company under this Agreement shall be binding upon the Executive’s heirs, executors, administrators and successors. This Agreement is not assignable by the Executive.

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NTL INCORPORATED

	By:	/s/ Bryan H. Hall
	Name:	Bryan H Hall
	Title:	Secretary and General Counsel

ACCEPTED AND AGREED

By:	/s/ Neil R. Smith
Name:	Neil R. Smith

Exhibit A

Performance Conditions

The satisfactory performance of the Executive in his role as Integration Director as determined by the Chief Executive Officer and the Compensation Committee.